LETTER OF CONSENT
       RE: UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL INFORMATION

We hereby consent to the incorporation by reference of our report as of January 31, 2000 relating to the unaudited condensed consolidated interim financial statements of Insider Street.com, Inc. that are included in the Form 10-Q for the quarter ended April 30, 2000 in this filing on Form S-8.


    /s/Raymond Miller
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By: /s/Raymond Miller
2907 Bay to Bay Blvd.
Suite 203
Tampa, Florida 33629
Telephone: (813) 221-6617